UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

41-1591444

(State of incorporation or organization)

(IRS Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota	55391-1693
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Preferred Share Purchase Right	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: None (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

                TCF Financial Corporation, a Delaware corporation (the “Corporation”), is filing this Amendment to supplement and amend its Registration Statement on Form 8-A dated May 24, 1999.

                Item 1 of the Registration Statement is amended to add the following paragraph as the last paragraph of Item 1:

Item 1.    Description of Securities to be Registered.

                On November 12, 2008, the Corporation entered into an Amendment (the “Amendment”) to its Renewed Rights Agreement, dated as of May 12, 1999, between the Corporation and BankBoston, N.A., as rights agent (the “Renewed Rights Agreement”). The Amendment provides that the Rights (as such term is defined in the Renewed Rights Agreement) will expire at the close of business on November 12, 2008. The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2 hereto and is incorporated by reference herein.

Item 2.    Exhibits.

1

Renewed Rights Agreement dated as of May 12, 1999 between TCF Financial Corporation and BankBoston, N.A., as Rights Agent (incorporated by reference to Exhibit 1 to the Corporation’s Form 8-A filed on May 24, 1999).

2

Amendment dated as of January 24, 2005 to the Renewed Rights Agreement between TCF Financial Corporation and BankBoston, N.A., as Rights Agent (incorporated by reference to Exhibit 4(a) to the Corporation’s Current Report on Form 8-K filed on January 24, 2005).

3

Second Amendment dated as of November 12, 2008 to the Renewed Rights Agreement between TCF Financial Corporation and BankBoston, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Corporation’s Current Report on Form 8-K filed on November 14, 2008).

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this statement to be signed on their behalf by the undersigned, thereto duly authorized.

TCF FINANCIAL CORPORATION

/s/ Gregory J. Pulles
Gregory J. Pulles
Vice Chairman, General Counsel, Secretary

Dated:    November 14, 2008

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